Exhibit 26(r): Power of Attorney

POWER OF ATTORNEY
Pursuant to Item 601.(b)(24) of Regulation SK and Rule 462(b) of the Securities Act of 1933

The undersigned, on behalf of the company set forth below, hereby constitutes and appoints the individuals set forth below and each of them individually my true and lawful attorneys, with full power to them and each of them to sign for me and in my name and in the capacities indicated below any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

ReliaStar Life Insurance Company of New York:
As Director of ReliaStar Life Insurance Company of New York I hereby appoint J. Neil McMurdie, Linda Senker and Kimberly J. Smith.
Registration Statements filed under the Securities Act of 1933:

002-53949	333-47527	333-104540
002-53950	333-52358	333-115515
002-69327	333-61879	333-114338
002-76642	333-75938	333-117617
033-11489	333-85326	333-128409
333-19123	333-85618
Registration Statements filed under the Investment Company Act of 1940:
811-02579	811-02580	811-03098	811-03427	811-07935
811-08965
Hereby ratifying and confirming on this 26th day of September 2005, my signature as it may be signed by my said attorneys to any such Registration Statements and any and all amendments thereto.
Signature/Title

/s/	/s/ Carol V. Coleman
Carol V. Coleman, Director